FORM 8-K
ITEM 9. Regulation FD Disclosure.
SIGNATURE

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2003

Commission File
Number: 1-8944

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1464672

(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on November 25, 2003 as follows:

CLIFFS AND LAIWU STEEL RECEIVE BANKRUPTCY COURT APPROVAL
FOR PURCHASE OF ASSETS OF EVELETH MINES

      Cleveland, OH — November 25, 2003 — Cleveland-Cliffs Inc (NYSE:CLF) and Laiwu Steel Group announced today that the U.S. Bankruptcy Court in St. Paul, Minnesota approved their joint purchase of the assets of Eveleth Mines LLC. Eveleth’s iron ore mining and pelletizing assets will be acquired by United Taconite LLC, which is a newly formed company owned 70 percent by Cliffs and 30 percent by Laiwu. Eveleth Mines had ceased mining operations earlier this year and filed for Chapter 11 bankruptcy protection on May 1, 2003.

      John S. Brinzo, Cliffs’ chairman and chief executive officer, said, “ We are very pleased to have emerged as the successful bidder for the assets of Eveleth Mines. This acquisition is not only a significant step forward in Cliffs’ strategy to increase its position in a consolidated domestic industry, but it also marks the opening of a new market and the beginning of a long-term business relationship with one of China’s fastest growing steel companies.”

      “With bankruptcy court approval, we can now focus our full attention on closing the transaction and starting up the mine as soon as possible,” said Brinzo. “This marks a historic moment in Cliffs’ history and the beginning of a period of stability for the Eveleth community. We want to thank our employees, leadership of the United Steelworkers of America, suppliers, and community leaders who supported our acquisition.” Mr. Brinzo noted special thanks to Congressman James Oberstar (D-MN) for introducing the Laiwu Steel Group to Eveleth Mines and for his unwavering commitment and support for our proposal.

      Under the terms of the agreement, United Taconite will purchase all of Eveleth Mines assets for $3 million in cash and the assumption of environmental liabilities. The Company will not assume any liabilities related to Eveleth Mines’ pension plans, which have been terminated by the Pension Benefit Guaranty Corporation, nor will it assume Eveleth Mines’ retiree medical and life insurance plans. The transaction is expected to close during the week of December 1, 2003.

      Cleveland-Cliffs is the largest supplier of iron ore pellets to the North American steel industry. The Company operates iron ore mines located in Michigan, Minnesota and Canada.

      Laiwu Steel Group, Ltd. is the successor to Laiwu Iron and Steel Company founded in 1970. It has become one of the largest steel complexes in China. The Company is headquartered in Laiwu City located in the Gangchong district in the middle part of Shandong province, China.

*     *     *     *     *

      References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

      This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

      Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s most recent Annual Report and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By: /s/ Donald J. Gallagher Name: Donald J. Gallagher Title: Senior Vice President, Chief Financial Officer and Treasurer

Dated: November 26, 2003